                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-4 of Allmerica Financial Corporation and AFC Capital Trust I of our report dated February 3, 1997, except as to Note 1, which is as of February 19, 1997, and Note 2, which is as of April 14, 1997, which appears on the Allmerica Financial Corporation Annual Report on Form 10-K/A for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on the Allmerica Financial Corporation Annual Report on Form 10-K/A for the year ended December 31, 1996. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Boston, Massachusetts

June 27, 1997